UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

Commission File Number: 000-53274

Farm Lands of Africa, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-0510954
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

401 Atlantic Suites, Europort, Gibraltar
(Address of principal executive offices)

+353 696 8961
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On November 26, 2012, Mr. Mark Keegan resigned as the Chief Executive Officer, Director and Chairman of the Board of Directors of Farm Lands of Africa, Inc., a Nevada corporation (the “Company”). Mr. Keegan’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 6, 2012, Mr. Michael Barton resigned as a Director of Farm Lands of Africa, Inc. Mr. Michael Barton’s resignation was not the result of any disagreement with the Company  on any matter relating the Company’s operations, policies or practices.

On December 5, 2012, Mr. S.N. Kumar Buddhavarapu, who currently serves as a Director of the Company, was appointed Chairman of the Board of Directors of the Company.

On December 5, 2012, Ms. Alexandra Naomi Eavis was appointed Chief Executive Officer of the Company. Ms. Eavis, age 34, has been a director of frontier market, AIM-listed investment company Craven House Capital Plc, a shareholder of Farm Lands of Africa Inc., since May 2009. Between 2006 and 2010, she was Director of Corporate Finance at Infinity Corporate Finance Ltd, the corporate finance arm of a small financial services group. She has a BSc in Experimental Psychology from Brasenose College, Oxford University.

On December 5, 2012, Mr. Anant Rao Vijapurapu was appointed as a Director of the Company. Mr. Anant Rao Vijapurapu, age 52, is a Chartered Accountant in practice, based in Hyderabad, India. He is a senior partner in M/s. Anant Rao & Mallik, Chartered Accountants, specializing in Audits, Taxation, Information Systems, and Advisory Services. He has been in practice for the last 29 years.

On December 5, 2012, Mr. Bingxian Li (alias Wice Lee), age 37 was appointed as a Director of the Company. After 5 years working in China Electric Power System, Mr. Bingxian Li studied MBA at UIBE (University of International Business & Economics).  After return from the UTSA (University of Texas at San Antonio) as visiting scholar and getting MBA postgraduate degree from UIBE, he decided to enter into international business. He has wide experience in  International business Development and Operation,  Including international  Trading  of  Iron Ore, Fertilizers, Equipments, Mega Project Financing & EPC Contracting,  Mines acquisition & Excavating,  TV Channel Setup,  Movies Distribution & Producing,  Setting up Overseas factory for Chinese manufacturers,  etc.  He is focusing on various opportunities being provided by India and China in the world economy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012

FARM LANDS OF AFRICA, INC.

By:	/s/ S.N. Kumar Buddhavarapu
Name: S.N. Kumar Buddhavarapu
Title: Chairman